Exhibit 23.1

Tel: 604 688 5421	BDO Canada LLP
Fax: 604 688 5132	600 Cathedral Place
www.bdo.ca	925 West Georgia Street
Vancouver BC V6C 3L2 Canada

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement Form S-1 of Golden Queen Mining Co. Ltd., of our report dated March 29, 2011, relating to the consolidated financial statements of Golden Queen Mining Co. Ltd., which appears in the Company’s Annual Report (amended) on Form 10-K/A for the year ended December 31, 2010. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Interest of Named Experts and Counsel” in the Prospectus.

/s/ BDO Canada LLP

Chartered Accountants

Vancouver, Canada
November 9, 2011

BDO Canada LLP, a Canadian limited liability partnership, is a member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.